As filed with the Securities and Exchange Commission on February 27, 2020

Registration Number 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TACTILE SYSTEMS TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	41-1801204

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3701 Wayzata Blvd, Suite 300 Minneapolis, MN	55416

(Address of Principal Executive Offices)	(Zip Code)

2016 EQUITY INCENTIVE PLAN

EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Copy to:
Gerald R. Mattys	Jonathan R. Zimmerman
Chief Executive Officer	Faegre Drinker Biddle & Reath LLP
Tactile Systems Technology, Inc.	2200 Wells Fargo Center
3701 Wayzata Blvd, Suite 300	90 South Seventh Street
Minneapolis, MN 55416	Minneapolis, MN 55402-1425
(612) 355-5100 (Name, address and telephone number, including area code, of agent for service)	(612) 766-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, par value $0.001 per share
2016 Equity Incentive Plan	952,697	(2)	$56.975	(4)	$54,279,911.58	(4)	$7,045.53
Employee Stock Purchase Plan	190,539	(3)	$56.975	(4)	$10,855,959.53	(4)	$1,409.10
TOTAL:							$8,454.63

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the 2016 Equity Incentive Plan (the “2016 Plan”) and the Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)	Represents 952,697 shares of Common Stock reserved for future issuance under the 2016 Plan.

(3)	Represents 190,539 shares of Common Stock reserved for future issuance under the ESPP.

(4)	Estimated in accordance with Rule 457(h) and 457(c) of the Securities Act. Such computation is based on the average of the high and low prices as reported on the Nasdaq Global Market on February 24, 2020.

EXPLANATORY NOTE

Tactile Systems Technology, Inc. (the “Registrant”) filed a Registration Statement on Form S-8 (File No. 333-212704) with the Securities and Exchange Commission (the “Commission”) on July 27, 2016 (the “Initial Registration Statement”), which registered shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”) available for issuance under the 2016 Plan and the ESPP. The Initial Registration Statement is currently effective and the contents thereof are incorporated herein by reference except to the extent that such content is superseded by the items appearing below.

Pursuant to General Instruction E of Form S-8, this Registration Statement is filed to register: (i) 952,697 additional shares of Common Stock, not previously registered, reserved for issuance under the 2016 Plan; and (ii) 190,539 additional shares of Common Stock, not previously registered, reserved for issuance under the ESPP.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents of the Registrant filed with the Commission are incorporated by reference into this Registration Statement:

(1)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Commission on February 26, 2020 including all material incorporated by reference therein (File No. 001-37799).

(2)	The description of the Registrant’s Common Stock which is contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-37799) filed with the Commission on June 10, 2016 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents, reports and definitive proxy or information statements filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports furnished under Items 2.02 or 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

The Registrant’s amended and restated certificate of incorporation limits the liability of the Registrant’s directors to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:

•	breach of their duty of loyalty to the corporation or its stockholders;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or redemption of shares as provided in Section 174 of the Delaware General Corporation Law; or

•	transaction from which the directors derived an improper personal benefit.

These limitations of liability do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission.

The Registrant’s amended and restated certificate of incorporation, amended and restated bylaws, and indemnification agreements that it intends has entered into with each of its directors and executive officers provide that: (i) the Registrant will indemnify its directors and officers for serving it in those capacities or for serving other business enterprises at the Registrant’s request, to the fullest extent permitted by Delaware law; (ii) the Registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law; (iii) the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such directors or officers shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification; (iv) the rights conferred in the Registrant’s amended and restated bylaws are not exclusive, and the Registrant is authorized to enter into indemnification agreements with the Registrant’s directors, officers, employees and agents and to obtain insurance to indemnify such persons; and (v) no repeal or modification of the indemnification provisions in the Registrant’s amended and restated certificate of incorporation and amended and restated bylaws will diminish or adversely affect the rights of any director, officer, employee or agent under those provisions in respect of any occurrence or matter arising prior to any such repeal or modification. In addition, Section 145(g) of the Delaware General Corporation Law also permits the Registrant to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to the Registrant, regardless of whether the Registrant’s bylaws permit indemnification. The Registrant maintains a directors’ and officers’ liability insurance policy.

The Registrant entered into indemnification agreements with each of its directors and executive officers. These indemnification agreements may require the Registrant, among other things, to indemnify each such director or executive officer for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him or her in any action or proceeding arising out of his or her service as one of the Registrant’s directors or executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption From Registration Claimed

Not applicable.

Item 8. Exhibits

See Exhibit Index preceding the Signatures.

Item 9. Undertakings

(A)	The undersigned Registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii)      To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B)       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit	Description	Manner of Filing

4.1	Specimen of common stock certificate	Incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-209115), filed with the Commission on May 6, 2016

4.3	2016 Equity Incentive Plan	Incorporated by reference to Exhibit 10.11 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-209115), filed with the Commission on June 9, 2016

4.4	Employee Stock Purchase Plan	Incorporated by reference to Exhibit 10.17 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-209115), filed with the Commission on June 9, 2016

4.5	First Declaration of Amendment to Employee Stock Purchase Plan	Incorporated by reference to Exhibit 10.18 to the Annual Report filed on Form 10-K (File No. 001-37799), filed with the Commission on February 26, 2018

5.1	Opinion of Faegre Drinker Biddle & Reath LLP	Filed herewith

23.1	Consent of Grant Thornton LLP	Filed herewith

23.2	Consent of Faegre Drinker Biddle & Reath LLP	Included in Exhibit 5.1

24.1	Powers of Attorney	Included in signature page

SIGNATURES

 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Minneapolis, Minnesota, on February 27, 2020.

TACTILE SYSTEMS TECHNOLOGY, INC.

By:	/s/ Gerald R. Mattys
Gerald R. Mattys
Chief Executive Officer

POWERS OF ATTORNEY

We, the undersigned officers and directors of Tactile Systems Technology, Inc., hereby constitute Gerald R. Mattys, Brent A. Moen and Robert J. Folkes, as the true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any amendments, including post-effective amendments, to said Registration Statement, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Tactile Systems Technology, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date
/s/ Gerald R. Mattys	Chief Executive Officer and Director	February 27, 2020
Gerald R. Mattys	(principal executive officer)

/s/ Brent A. Moen	Chief Financial Officer	February 27, 2020
Brent A. Moen	(principal financial and accounting officer)

/s/ Peter H. Soderberg	Chairman of the Board of Directors	February 27, 2020
Peter H. Soderberg

/s/ William W. Burke	Director	February 27, 2020
William W. Burke

/s/ Raymond O. Huggenberger	Director	February 27, 2020
Raymond O. Huggenberger

/s/ Richard Nigon	Director	February 27, 2020
Richard Nigon

/s/ Cheryl Pegus	Director	February 27, 2020
Cheryl Pegus

/s/ Kevin H. Roche	Director	February 27, 2020
Kevin H. Roche